UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2023

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WLDN	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Bylaws

On July 7, 2023, the Board of Directors (the “Board”) of Willdan Group, Inc. (the “Company”) approved and adopted an amendment and restatement of the Company’s Amended and Restated Bylaws (as so amended and restated, the “Second Amended and Restated Bylaws”), which became effective immediately upon approval. The amendment and restatement included the following principal amendments to the Company’s prior bylaws:

●	Advance Notice – Informational and Disclosure Requirements. The amendments revise the advance notice disclosure requirements contained in the prior bylaws to require that the stockholder proposing business or nominating directors provide certain additional information regarding the stockholder and the proposal or nominee, as applicable. Additionally, the Second Amended and Restated Bylaws require any candidate for the Board nominated by a stockholder to provide certain additional information and representations, including regarding the absence of certain voting commitments, disclosure of compensation for service, descriptions of any derivative transactions involving the Company’s securities or any material relationships between the Company and a nominating stockholder, compliance with the Company’s corporate governance and other policies, and intent to serve the entire term. The Second Amended and Restated Bylaws also clarify the Company’s authority to reasonably request additional information from such stockholders and director nominees to determine the eligibility of such proposed nominee to serve as a director of the Company and to determine such nominee’s independence or qualifications for service on a committee of the Board. All disclosures must be updated as of the record date for stockholders entitled to vote at the meeting and as of the date that is five business days prior to the meeting.

●	Advance Notice – Other. The amendments require that all documents or other information (including notices) required to be delivered to the Company pursuant to the advance notice provisions be delivered exclusively in writing (and not in an electronic transmission) and exclusively by hand or by certified or registered mail to the Company’s principal offices. Further, the amendments prohibit stockholders from submitting more nominees than the number of directors up for election at the applicable meeting.

●	Advance Notice – Universal Proxy. The amendments address the universal proxy rules adopted by the U.S. Securities and Exchange Commission by requiring that any stockholder soliciting proxies in support of a nominee other than the Board’s nominees must comply with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including applicable notice and solicitation requirements. Further, any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, with the white proxy card being reserved for the exclusive use by the Board.

●	Exclusive Forum. The Second Amended and Restated Bylaws also adopt an exclusive forum provision designating (i) the Delaware Chancery Court as the exclusive forum for certain corporate law claims and (ii) the U.S. federal courts as the exclusive forum for all claims arising under the Securities Act.

●	Other Updates. The Second Amended and Restated Bylaws also include the following additional updates: (i) revisions relating to adjournment procedures for meetings of stockholders, including to address recent amendments to the General Corporation Law of the State of Delaware (“DGCL”), (ii) elimination of the requirement to make a stockholder list available for examination at meetings of stockholders to conform with recent DGCL amendments, (iii) revisions to the indemnification provisions to update, modernize and clarify certain indemnification rights and certain procedures related thereto, and (iv) revisions to change the default for stock issuances from certificated to uncertificated shares.

The foregoing description of the changes contained in the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

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 Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Document

3.1	Second Amended and Restated Bylaws of Willdan Group, Inc.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: July 12, 2023	By:	/s/ Creighton K. Early
Creighton K. Early
Chief Financial Officer

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